COOK INLET ENERGY, LLC

Estimated
Future Reserves and Income
Attributable to Certain
Leasehold Interests

SEC Parameters

As of

July 31, 2014

Jeffrey D. Wilson, P.E.
TBPE License No. 86426
Managing Senior Vice President

Robert J. Paradiso, P.E.
TBPE License No. 111861
Senior Petroleum Engineer

RYDER SCOTT COMPANY, L.P.
TBPE Firm Registration No. F-1580

STATE OF TEXAS
JEFFREY D. WILSON
86426
LICENSED
PROFESSIONAL ENGINEER

STATE OF TEXAS
ROBERT J. PARADISO
111861
LICENSED
PROFESSIONAL ENGINEER

RYDER SCOTT COMPANY
PETROLEUM CONSULTANTS
TBPE REGISTERED ENGINEERING FIRM F-1580
1100 LOUISIANA SUITE 4600 HOUSTON, TEXAS 77002-5294 FAX (713) 651-0849
TELEPHONE (713) 651-9191

August 18, 2014

Mr. David Hall,
COO-Miller Energy Resources, Inc.
CEO-Cook Inlet Energy, LLC
Cook Inlet Energy, LLC
601 W. 5th Avenue, Suite 310
Anchorage, Alaska 99501

Gentlemen:

At your request, Ryder Scott Company, L.P. (Ryder Scott) has prepared an estimate of the proved, probable and possible reserves, future production, and income attributable to certain leasehold interests of Cook Inlet Energy, LLC (CIE), a wholly owned subsidiary of Miller Energy Resources, Inc. (MILL), as of July 31, 2014. The subject properties are located in the state of Alaska. The proved reserves were estimated based on the definitions and disclosure guidelines of the United States Securities and Exchange Commission (SEC) contained in Title 17, Code of Federal Regulations, Modernization of Oil and Gas Reporting, Final Rule released January 14, 2009 in the Federal Register (SEC regulations). The probable and possible reserves were estimated based on the definitions and disclosure guidelines contained in the Society of Petroleum Engineers (SPE), World Petroleum Council (WPC), American Association of Petroleum Geologists (AAPG), and Society of Petroleum Evaluation Engineers (SPEE) Petroleum Resources Management System (SPE-PRMS). The income data for all categories of reserves were estimated using the SEC requirements for future price and cost parameters. The results of our third party study, completed on August 15, 2014, are presented herein.

The properties evaluated by Ryder Scott represent 100 percent of the total net proved, probable and possible liquid hydrocarbon reserves and 100 percent of the total net proved, probable and possible gas reserves of CIE as of July 31, 2014.

The estimated reserves and future income amounts presented in this report, as of July 31, 2014, are related to hydrocarbon prices. The hydrocarbon prices used in the preparation of this report are based on SEC parameters using the average prices during the 12-month period prior to the ending date of the period covered in this report, determined as unweighted arithmetic averages of the prices in effect on the first-day-of-the-month for each month within such period, unless prices were defined by contractual arrangements as required by the SEC regulations. Actual future prices may vary significantly from the prices required by SEC regulations; therefore, volumes of reserves actually recovered and the amounts of income actually received may differ significantly from the estimated quantities presented in this report. The results of this study are summarized below.

SUITE 600, 1015 4TH STREET, S.W. CALGARY, ALBERTA T2R 1J4 TEL (403) 262-2799 FAX (403) 262-2790
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SEC PARAMETERS
Estimated Net Reserves and Income Data
Certain Leasehold Interests of
COOK INLET ENERGY, LLC
As of July 31, 2014

	Proved – SEC Definitions			
	Developed			Total
	Producing	Non-Producing	Undeveloped	Proved
Net Remaining Reserves				
Oil/Condensate – Barrels	3,852,134	283,129	3,144,274	7,279,537
Gas – MMCF	5,168	8,180	13,223	26,571
Income Data				
Future Gross Revenue	$435,926,748	$85,562,805	$417,495,739	$938,985,292
Deductions	152,239,051	16,708,196	169,355,545	338,302,792
Future Net Income (FNI)	$283,687,697	$68,854,609	$248,140,194	$600,682,500
Discounted FNI @ 10%	$215,246,929	$56,248,196	$176,123,223	$447,618,348

	Probable – SPE-PRMS Definitions			
	Developed			Total
	Producing	Non-Producing	Undeveloped	Probable
Net Remaining Reserves				
Oil/Condensate – Barrels	1,431,237	22,339	801,938	2,255,514
Gas – MMCF	0	8,623	28,447	37,070
Income Data				
Future Gross Revenue	$149,050,915	$61,797,843	$279,403,905	$490,252,663
Deductions	51,063,673	6,765,272	93,151,037	150,979,982
Future Net Income (FNI)	$ 97,987,242	$55,032,571	$186,252,868	$339,272,681
Discounted FNI @ 10%	$ 51,170,068	$33,056,878	$ 99,404,056	$183,631,002

	Possible – SPE-PRMS Definitions			
	Developed			Total
	Producing	Non-Producing	Undeveloped	Possible
Net Remaining Reserves				
Oil/Condensate – Barrels	1,491,759	19,235	759,589	2,270,583
Gas – MMCF	0	1,024	57,817	58,841
Income Data				
Future Gross Revenue	$155,442,342	$9,042,171	$477,845,298	$642,329,811
Deductions	51,074,214	1,193,074	117,949,752	170,217,040
Future Net Income (FNI)	$104,368,128	$7,849,097	$359,895,546	$472,112,771
Discounted FNI @ 10%	$ 43,249,441	$4,664,191	$150,096,508	$198,010,140

Liquid hydrocarbons are expressed in standard 42 gallon barrels. All gas volumes are reported on an "as sold" basis expressed in millions of cubic feet (MMCF) at the official temperature and pressure bases of the areas in which the gas reserves are located.

The estimates of the reserves, future production, and income attributable to properties in this report were prepared using the economic software package PHDWin Petroleum Economic Evaluation Software, a copyrighted program of TRC Consultants L.C. Ryder Scott has found this program to be generally acceptable, but notes that certain summaries and calculations may vary due to rounding and may not exactly match the sum of the properties being summarized. Furthermore, one line economic summaries may vary slightly from the more detailed cash flow projections of the same properties, also due to rounding. The rounding differences are not material.

The State of Alaska tax structure favors developments in Cook Inlet and based on historical tax payments, no production or severance tax is levied for the majority of these properties. In addition, future capital expenditures are expected to receive rebates from the State. These rebates are scheduled for those wells that qualify in the year following the investment and appear as negative values in the development costs column in the report tables.

The deductions incorporate the normal direct costs of operating the wells, production transportation, tariffs and fees, ad valorem taxes, recompletion costs, development costs, and certain abandonment costs net of salvage. The future net income is before the deduction of state and federal income taxes and general administrative overhead, and has not been adjusted for outstanding loans that may exist, nor does it include any adjustment for cash on hand or undistributed income. Abandonment Bond payments are included as part of the Proved Developed Producing category and are designed to cover all future abandonment liability.

Liquid hydrocarbon reserves account for approximately 80 percent of the total future gross revenue from proved reserves and gas reserves account for the remaining 20 percent of total future gross revenue from proved reserves. Gas reserves account for approximately 52 percent of the total future gross revenue from probable reserves and liquid hydrocarbon reserves account for the remaining 48 percent of total future gross revenue from probable reserves. Gas reserves account for approximately 63 percent of the total future gross revenue from possible reserves and liquid hydrocarbon reserves account for the remaining 37 percent of total future gross revenue from possible reserves.

The discounted future net income shown above was calculated using a discount rate of 10 percent per annum compounded monthly. Future net income was discounted at four other discount rates which were also compounded monthly. These results are shown in summary form as follows.

	Discounted Future Net Income As of July 31, 2014		
Discount Rate Percent	Total Proved	Total Probable	Total Possible
8	$472,629,077	$205,596,597	$231,897,525
15	$393,962,730	$141,122,832	$137,732,192
20	$350,354,938	$111,209,491	$ 99,938,087
30	$284,255,772	$ 73,693,241	$ 58,649,736

The results shown above are presented for your information and should not be construed as our estimate of fair market value.

Reserves Included in This Report

The proved reserves included herein conform to the definition as set forth in the Securities and Exchange Commission's Regulations Part 210.4-10 (a). The probable reserves and possible reserves included herein conform to definitions of probable and possible reserves sponsored and approved by the Society of Petroleum Engineers (SPE), the World Petroleum Council (WPC), the American Association of Petroleum Geologists (AAPG) and the Society of Petroleum Evaluation Engineers (SPEE) as set forth in the 2007 SPE/WPC/AAPG/SPEE Petroleum Resources Management System (SPE-PRMS). An abridged version of the SEC proved reserves definitions from 210.4-10(a) and the SPE/WPC/AAPG/SPEE probable and possible reserves from the SPE-PRMS entitled "Petroleum Reserves Definitions" is included as an attachment to this report.

The various reserve status categories are defined in the attachment to this report entitled "Petroleum Reserves Status Definitions and Guidelines." The developed proved, probable and possible non-producing reserves included herein consist of the behind pipe category.

No attempt was made to quantify or otherwise account for any accumulated gas production imbalances that may exist. The gas volumes presented herein do not include volumes of gas consumed in operations as reserves.

Reserves Uncertainty

All reserve estimates involve an assessment of the uncertainty relating the likelihood that the actual remaining quantities recovered will be greater or less than the estimated quantities determined as of the date the estimate is made. The uncertainty depends chiefly on the amount of reliable geologic and engineering data available at the time of the estimate and the interpretation of these data. Estimates will generally be revised only as additional geologic or engineering data becomes available or as economic conditions change.

Reserves are "estimated remaining quantities of oil and gas and related substances anticipated to be economically producible, as of a given date, by application of development projects to known accumulations." The relative degree of uncertainty may be conveyed by placing reserves into one of two principal classifications, either proved or unproved.

Proved oil and gas reserves are "those quantities of oil and gas which, by analysis of geoscience and engineering data, can be estimated with reasonable certainty to be economically producible from a given date forward." The proved reserves included herein were estimated using deterministic methods. The SEC has defined reasonable certainty for proved reserves, when based on deterministic methods, as a "high degree of confidence that the quantities will be recovered."

For proved reserves, the SEC states that "as changes due to increased availability of geoscience (geological, geophysical, and geochemical), engineering, and economic data are made to the estimated ultimate recovery (EUR) with time, reasonably certain EUR is much more likely to increase or remain constant than to decrease."

Unproved reserves are less certain to be recovered than proved reserves and may be further sub-classified as probable and possible reserves to denote progressively increasing uncertainty in their recoverability. Probable reserves are "those additional reserves which analysis of geoscience and

engineering data indicate are less likely to be recovered than proved reserves but more certain to be recovered than possible reserves." For probable reserves, it is "equally likely that actual remaining quantities recovered will be greater than or less than the sum of the estimated proved plus probable reserves" (cumulative 2P volumes). Possible reserves are "those additional reserves which analysis of geoscience and engineering data indicate are less likely to be recovered than probable reserves." For possible reserves, the "total quantities ultimately recovered from the project have a low probability to exceed the sum of the proved plus probable plus possible reserves" (cumulative 3P volumes).

The reserves included herein were estimated using deterministic methods and presented as incremental quantities. Under the deterministic incremental approach, discrete quantities of reserves are estimated and assigned separately as proved, probable or possible based on their individual level of uncertainty.

The reserves and income quantities attributable to the different reserve classifications that are included herein have not been adjusted to reflect these varying degrees of risk associated with them and thus are not comparable. Petroleum quantities classified as reserves should not be aggregated with each other without due consideration of the significant differences in the criteria associated with their classification. Moreover, estimates of reserves may increase or decrease as a result of future operations, effects of regulation by governmental agencies or geopolitical risks. As a result, the estimates of oil and gas reserves have an intrinsic uncertainty. The reserves included in this report are therefore estimates only and should not be construed as being exact quantities. They may or may not be actually recovered, and if recovered, the revenues therefrom and the actual costs related thereto could be more or less than the estimated amounts.

Possible Effects of Regulation

CIE's operations may be subject to various levels of governmental controls and regulations. These controls and regulations may include, but may not be limited to, matters relating to land tenure and leasing, the legal rights to produce hydrocarbons, drilling and production practices, environmental protection, marketing and pricing policies, royalties, various taxes and levies including income tax and are subject to change from time to time. Such changes in governmental regulations and policies may cause volumes of proved reserves actually recovered and amounts of proved income actually received to differ significantly from the estimated quantities.

The estimates of proved reserves presented herein were based upon a detailed study of the properties in which CIE owns an interest; however, we have not made any field examination of the properties. No consideration was given in this report to potential environmental liabilities that may exist nor were any costs included for potential liabilities to restore and clean up damages, if any, caused by past operating practices.

Methodology Employed for Estimates of Reserves

The estimation of reserve quantities involves two distinct determinations. The first determination results in the estimation of the quantities of recoverable oil and gas and the second determination results in the estimation of the uncertainty associated with those estimated quantities. The process of estimating the quantities of recoverable oil and gas reserves relies on the use of certain generally accepted analytical procedures. These analytical procedures fall into three broad categories or methods: (1) performance-based methods, (2) volumetric-based methods and (3) analogy. These methods may be used singularly or in combination by the reserve evaluator in the process of estimating the quantities of reserves. Reserve evaluators must select the method or combination of methods which in their professional judgment is most appropriate given the nature and amount of reliable

geoscience and engineering data available at the time of the estimate, the established or anticipated performance characteristics of the reservoir being evaluated, and the stage of development or producing maturity of the property.

In many cases, the analysis of the available geoscience and engineering data and the subsequent interpretation of this data may indicate a range of possible outcomes in an estimate, irrespective of the method selected by the evaluator. When a range in the quantity of recoverable hydrocarbons is identified, the evaluator must determine the uncertainty associated with the incremental quantities of those recoverable hydrocarbons. If the quantities are estimated using the deterministic incremental approach, the uncertainty for each discrete incremental quantity is addressed by the reserve category assigned by the evaluator. Therefore, it is the categorization of incremental recoverable quantities that addresses the inherent uncertainty in the estimated quantities reported.

Estimates of reserve quantities and their associated categories or classifications may be revised in the future as additional geoscience or engineering data become available. Furthermore, estimates of the recoverable quantities and their associated categories or classifications may also be revised due to other factors such as changes in economic conditions, results of future operations, effects of regulation by governmental agencies or geopolitical or economic risks as previously noted herein.

The reserves for the properties included herein were estimated by performance methods, the volumetric method, analogy, or a combination of methods. In general, reserves attributable to producing wells and/or reservoirs were estimated by performance methods and verified with volumetric analysis. These performance methods include, but may not be limited to, decline curve analysis, which utilized extrapolations of historical production and pressure data available through July 2014 in those cases where such data were considered to be definitive. The data used in this analysis were furnished to Ryder Scott by CIE or obtained from public data sources and were considered sufficient for the purpose thereof. In certain cases, producing reserves were estimated by the volumetric method, analogy, or a combination of methods. These methods were used where there were inadequate historical performance data to establish a definitive trend and where the use of production performance data as a basis for the estimates was considered to be inappropriate.

Reserves attributable to non-producing and undeveloped reserves included herein were estimated by the volumetric method, analogy, or a combination of methods. The volumetric analysis utilized pertinent well and seismic data furnished to Ryder Scott by CIE or which we have obtained from public data sources that were available through July 2014. The data utilized from the analogues as well as well and seismic data incorporated into our volumetric analysis were considered sufficient for the purpose thereof.

Assumptions and Data Considered for Estimates of Reserves

To estimate economically recoverable proved oil and gas reserves and related future net cash flows, we consider many factors and assumptions including, but not limited to, the use of reservoir parameters derived from geological, geophysical and engineering data that cannot be measured directly, economic criteria based on current costs and SEC pricing requirements, and forecasts of future production rates. Under the SEC regulations 210.4-10(a)(22)(v) and (26), proved reserves must be anticipated to be economically producible from a given date forward based on existing economic conditions including the prices and costs at which economic producibility from a reservoir is to be determined. We have applied the same criteria for economic producibility to the probable and possible reserves included in this report.

CIE has informed us that they have furnished us all of the material accounts, records, geological and engineering data, and reports and other data required for this investigation. In preparing our forecast of future proved production and income, we have relied upon data furnished by CIE with respect to property interests owned, production and well tests from examined wells, normal direct costs of operating the wells or leases, other costs such as transportation and/or processing fees, ad valorem and production taxes, Alaska capital refunds, recompletion and development costs, abandonment costs after salvage, product prices based on the SEC regulations, adjustments or differentials to product prices, geological structural and isochore maps, well logs, core analyses, and pressure measurements. Ryder Scott reviewed such factual data for its reasonableness; however, we have not conducted an independent verification of the data furnished by CIE. We consider the factual data used in this report appropriate and sufficient for the purpose of preparing the estimates of reserves and future net revenues herein.

In summary, we consider the assumptions, data, methods and analytical procedures used in this report appropriate for the purpose hereof, and we have used all such methods and procedures that we consider necessary and appropriate to prepare the estimates of reserves herein.

Future Production Rates

For wells currently on production, our forecasts of future production rates are based on historical performance data. If no production decline trend has been established, future production rates were held constant, or adjusted for the effects of curtailment where appropriate, until a decline in ability to produce was anticipated. An estimated rate of decline was then applied to depletion of the reserves. If a decline trend has been established, this trend was used as the basis for estimating future production rates.

Test data and other related information were used to estimate the anticipated initial production rates for those wells or locations that are not currently producing. For reserves not yet on production, sales were estimated to commence at an anticipated date furnished by CIE. Wells or locations that are not currently producing may start producing earlier or later than anticipated in our estimates due to unforeseen factors causing a change in the timing to initiate production. Such factors may include delays due to weather, the availability of rigs, the sequence of drilling, completing and/or recompleting wells and/or constraints set by regulatory bodies.

The future production rates from wells currently on production or wells or locations that are not currently producing may be more or less than estimated because of changes including, but not limited to, reservoir performance, operating conditions related to surface facilities, compression and artificial lift, pipeline capacity and/or operating conditions, producing market demand and/or allowables or other constraints set by regulatory bodies.

Hydrocarbon Prices

The hydrocarbon prices used herein are based on SEC price parameters using the average prices during the 12-month period prior to the ending date of the period covered in this report, determined as the unweighted arithmetic averages of the prices in effect on the first-day-of-the-month for each month within such period, unless prices were defined by contractual arrangements. For hydrocarbon products sold under contract, the contract prices, including fixed and determinable escalations, exclusive of inflation adjustments, were used until expiration of the contract. Upon contract expiration, the prices were adjusted to the 12-month unweighted arithmetic average as previously described.

CIE furnished us with the above mentioned average prices in effect on July 31, 2014. These initial SEC hydrocarbon prices were determined using the 12-month average first-day-of-the-month benchmark prices appropriate to the geographic area where the hydrocarbons are sold. These benchmark prices are prior to the adjustments for differentials as described herein. The table below summarizes the "benchmark prices" and "price reference" used for the geographic area included in the report. In certain geographic areas, the price reference and benchmark prices may be defined by contractual arrangements.

The product prices that were actually used to determine the future gross revenue for each property reflect adjustments to the benchmark prices for gravity, quality, local conditions, and/or distance from market, referred to herein as "differentials." The differentials used in the preparation of this report were estimated by us based on information furnished by CIE.

In addition, the table below summarizes the net volume weighted benchmark prices adjusted for differentials and referred to herein as the "average realized prices." The average realized prices shown in the table below were determined from the total future gross revenue before production taxes and the total net reserves for the geographic area and presented in accordance with SEC disclosure requirements for each of the geographic areas included in the report.

Geographic Area	Product	Price Reference	Avg Benchmark Prices	Avg Proved Realized Prices	Avg Probable Realized Prices	Avg Possible Realized Prices
Alaska						
Cook Inlet Area						
	Oil/ Condensate	Alaska North Slope	$107.97/Bbl	$103.86/Bbl	$104.00/Bbl	$104.13/Bbl
	Gas	Contract	N/A	$6.90/Mcf	$6.90/Mcf	$6.90/Mcf

The effects of derivative instruments designated as price hedges of oil and gas quantities are not reflected in our individual property evaluations.

While it may reasonably be anticipated that the future prices received for the sale of production and the operating costs and other costs relating to such production may also increase or decrease from existing levels, such changes were omitted from consideration in making this evaluation.

Costs

Operating costs for the leases and wells in this report were furnished by CIE and are based on the operating expense reports of CIE and include only those costs directly applicable to the leases or wells. The operating costs include a portion of general and administrative costs allocated directly to the leases and wells. The operating costs used in the preparation of this report were estimated by us based on information furnished by CIE. No deduction was made for loan repayments, interest expenses, or exploration and development prepayments that were not charged directly to the leases or wells.

Development costs were furnished to us by CIE and are based on authorizations for expenditure for the proposed work or actual costs for similar projects. The development costs

furnished to us were accepted as factual data and reviewed by us for their reasonableness; however, we have not conducted an independent verification of these costs. The estimated net cost of abandonment after salvage was included for properties where abandonment costs net of salvage were significant. The estimates of the net abandonment costs furnished by CIE were accepted without independent verification. The abandonment bond payments for Redoubt Shoals field are modeled as specified by the bond contract and assume that fund interest and future inflation payment requirements are fully offsetting. Ryder Scott has not performed a detailed study of the abandonment costs or the salvage value and makes no warranty for CIE's estimate that bond payments will ultimately cover abandonment expenditures.

The proved developed non-producing and undeveloped reserves in this report have been incorporated herein in accordance with CIE's plans to develop these reserves as of July 31, 2014. The implementation of CIE's development plans as presented to us and incorporated herein is subject to the approval process adopted by CIE's management. As the result of our inquiries during the course of preparing this report, CIE has informed us that the development activities included herein have been subjected to and received the internal approvals required by CIE's management at the appropriate local, regional and/or corporate level. In addition to the internal approvals as noted, certain development activities may still be subject to specific partner AFE processes, Joint Operating Agreement (JOA) requirements or other administrative approvals external to CIE. Additionally, CIE has informed us that they are not aware of any legal, regulatory, political or economic obstacles that would significantly alter their plans.

Current costs were held constant throughout the life of the properties.

Standards of Independence and Professional Qualification

Ryder Scott is an independent petroleum engineering consulting firm that has been providing petroleum consulting services throughout the world for over seventy-five years. Ryder Scott is employee-owned and maintains offices in Houston, Texas; Denver, Colorado; and Calgary, Alberta, Canada. We have over eighty engineers and geoscientists on our permanent staff. By virtue of the size of our firm and the large number of clients for which we provide services, no single client or job represents a material portion of our annual revenue. We do not serve as officers or directors of any privately-owned or publicly-traded oil and gas company and are separate and independent from the operating and investment decision-making process of our clients. This allows us to bring the highest level of independence and objectivity to each engagement for our services.

Ryder Scott actively participates in industry-related professional societies and organizes an annual public forum focused on the subject of reserves evaluations and SEC regulations. Many of our staff have authored or co-authored technical papers on the subject of reserves related topics. We encourage our staff to maintain and enhance their professional skills by actively participating in ongoing continuing education.

Prior to becoming an officer of the Company, Ryder Scott requires that staff engineers and geoscientists have received professional accreditation in the form of a registered or certified professional engineer's license or a registered or certified professional geoscientist's license, or the equivalent thereof, from an appropriate governmental authority or a recognized self-regulating professional organization.

We are independent petroleum engineers with respect to CIE. Neither we nor any of our employees have any interest in the subject properties and neither the employment to do this work nor the compensation is contingent on our estimates of reserves for the properties which were reviewed.

The results of this study, presented herein, are based on technical analysis conducted by teams of geoscientists and engineers from Ryder Scott. The professional qualifications of the undersigned, the technical person primarily responsible for overseeing, reviewing and approving the evaluation of the reserves information discussed in this report, are included as an attachment to this letter.

Terms of Usage

This report was prepared for the exclusive use and sole benefit of Cook Inlet Energy, LLC and Miller Energy Resources, Inc., and may not be put to other use without our prior written consent for such use. The data and work papers used in the preparation of this report are available for examination by authorized parties in our offices. Please contact us if we can be of further service.

Very truly yours,

RYDER SCOTT COMPANY, L.P.
TBPE Firm Registration No. F-1580

STATE OF TEXAS
JEFFREY D. WILSON
86426
LICENSED
PROFESSIONAL ENGINEER

Jeffrey D. Wilson, P.E.
TBPE License No. 86426
Managing Senior Vice President

Robert J. Paradiso
TBPE License No. 111861
Senior Petroleum Engineer

JDW-RJP (DPR)/pl

STATE OF TEXAS
ROBERT J. PARADISO
111861
LICENSED
PROFESSIONAL ENGINEER

Professional Qualifications of Primary Technical Engineer

The conclusions presented in this report are the result of technical analysis conducted by teams of geoscientists and engineers from Ryder Scott Company, L.P. Jeffrey D. Wilson was the primary technical person responsible for the estimate of the reserves, future production and income presented herein.

Mr. Wilson, an employee of Ryder Scott Company L.P. (Ryder Scott) since 1998, is a Senior Vice President and also serves as a member of the Board of Directors responsible for coordinating and supervising staff and consulting engineers of the company in ongoing reservoir evaluation studies worldwide. Before joining Ryder Scott, Mr. Wilson served in a number of engineering positions with Exxon. For more information regarding Mr. Wilson's geographic and job specific experience, please refer to the Ryder Scott Company website at www.ryderscott.com/Experience/Employees.

Mr. Wilson earned a Bachelor of Science degree in Mechanical Engineering from the University of Houston in 1991, graduating with Magna Cum Laude honors, and is a licensed Professional Engineer in the State of Texas. He is also a member of the Society of Petroleum Engineers and currently serves as a member of the SPE Oil and Gas Reserves Committee.

The Texas Board of Professional Engineers requires a minimum of fifteen hours of continuing education annually, including at least one hour in the area of professional ethics, which Mr. Wilson fulfills. As part of his 2013 continuing education hours, Mr. Wilson attended 15 hours of seminars on various topics including SEC oil and gas reporting requirements, the SPE/WPC/AAPG/SPEE Petroleum Resources Management System, overviews of the various productive basins, evaluations of resource play reserves, and ethics training. Mr. Wilson also earned additional continuing education credits by attending various SPE Oil and Gas Reserves Committee meetings and making multiple presentations of the results of his study of the SEC's 2012 comment letters.

Based on his educational background, professional training and more than 22 years of practical experience in the estimation and evaluation of petroleum reserves, Mr. Wilson has attained the professional qualifications as a Reserves Estimator and Reserves Auditor set forth in Article III of the "Standards Pertaining to the Estimating and Auditing of Oil and Gas Reserves Information" promulgated by the Society of Petroleum Engineers as of February 19, 2007.

PETROLEUM RESERVES DEFINITIONS

As Adapted From:
RULE 4-10(a) of REGULATION S-X PART 210
UNITED STATES SECURITIES AND EXCHANGE COMMISSION (SEC)

and

PETROLEUM RESOURCES MANAGEMENT SYSTEM (SPE-PRMS)
Sponsored and Approved by:
SOCIETY OF PETROLEUM ENGINEERS (SPE),
WORLD PETROLEUM COUNCIL (WPC)
AMERICAN ASSOCIATION OF PETROLEUM GEOLOGISTS (AAPG)
SOCIETY OF PETROLEUM EVALUATION ENGINEERS (SPEE)

PREAMBLE

Reserves are those quantities of petroleum which are anticipated to be commercially recovered from known accumulations from a given date forward under defined conditions. All reserve estimates involve some degree of uncertainty. The uncertainty depends chiefly on the amount of reliable geologic and engineering data available at the time of the estimate and the interpretation of these data. The relative degree of uncertainty may be conveyed by placing reserves into one of two principal classifications, either proved or unproved. Unproved reserves are less certain to be recovered than proved reserves and may be further sub-classified as probable and possible reserves to denote progressively increasing uncertainty in their recoverability.

Estimation of reserves is done under conditions of uncertainty. The method of estimation is called deterministic if a single best estimate of reserves is made based on known geological, engineering, and economic data. The method of estimation is called probabilistic when the known geological, engineering, and economic data are used to generate a range of estimates and their associated probabilities. Identifying reserves as proved, probable, and possible has been the most frequent classification method and gives an indication of the probability of recovery. Because of the differences in uncertainty, caution should be exercised when aggregating reserves of different classifications.

Reserves estimates will generally be revised as additional geologic or engineering data becomes available or as economic conditions change.

Reserves may be attributed to either natural energy or improved recovery methods. Improved recovery methods include all methods for supplementing natural energy or altering natural forces in the reservoir to increase ultimate recovery. Examples of such methods are pressure maintenance, cycling, waterflooding, thermal methods, chemical flooding, and the use of miscible and immiscible displacement fluids. Other improved recovery methods may be developed in the future as petroleum technology continues to evolve.

Reserves may be attributed to either conventional or unconventional petroleum accumulations under the SPE-PRMS. Petroleum accumulations are considered as either conventional or unconventional based on the nature of their in-place characteristics, extraction method applied, or degree of processing prior to sale. Examples of unconventional petroleum accumulations include coalbed or coalseam methane (CBM/CSM), basin-centered gas, shale gas, gas hydrates, natural bitumen and oil shale deposits. These unconventional accumulations may require specialized extraction technology and/or significant processing prior to sale. Both the SPE-PRMS and SEC reserve classification systems acknowledge unconventional petroleum accumulations as reserves regardless of their in-place characteristics, the extraction method

applied, or the degree of processing required. Saleable hydrocarbons based on the final product resulting from oil and gas producing activities must be disclosed in SEC filings made as of December 31, 2009 or after January 1, 2010 as noted in 210.4-10 (a) (16).

RESERVES (SEC/SPE-PRMS DEFINITIONS)

Reserves are defined similarly in both the Securities and Exchange Commission Regulation S-X §229.4-10(a) and the SPE-PRMS.

Reserves (SEC Definitions)

Securities and Exchange Commission Regulation S-X §229.4-10(a) (26) defines reserves as follows:

Reserves. *Reserves are estimated remaining quantities of oil and gas and related substances anticipated to be economically producible, as of a given date, by application of development projects to known accumulations. In addition, there must exist, or there must be a reasonable expectation that there will exist, the legal right to produce or a revenue interest in the production, installed means of delivering oil and gas or related substances to market, and all permits and financing required to implement the project.*

Reserves (SPE-PRMS Definitions)

The SPE-PRMS Section 1.1 and Table 1 define reserves as follows:

Reserves. *Reserves are those quantities of petroleum anticipated to be commercially recoverable by application of development projects to known accumulations from a given date forward under defined conditions. Reserves must satisfy four criteria: they must be discovered, recoverable, commercial and remaining based on the development project(s) applied. Reserves are further subdivided in accordance with the level of certainty associated with the estimates and may be sub-classified based on project maturity and/or characterized by their development and production status.*

PROVED AND UNPROVED RESERVES (SEC/SPE-PRMS DEFINITIONS)

Both the Securities and Exchange Commission Regulation S-X §229.4-10(a) and the SPE-PRMS Section 2.2.2 and Table 3 define proved, probable and possible reserves. In general, the SEC and SPE-PRMS definitions are similar; however, it should be noted that there are certain differences between the two reserve classification systems and, as such, reserves classified as proved and/or probable and possible under one system may differ from those classified under the other system. These nuances include, but are not limited to, the application of prices and discounting used in the determination of discounted future net income, the commercial criteria used for the determination of economic producibility and the degree of certainty necessary for receiving project financing or negotiating the extension of existing contracts beyond their expiration date. The definitions also differ regarding the nature of the specific circumstances associated with undrilled locations that, as part of an adopted development plan, will not be drilled within five years from the initial date of their inclusion as volumes reported as reserves, as well as in the assignment of reserves to unpenetrated fault blocks which are adjacent to known reservoirs but are separated by major, potentially sealing, faults. The user of this report should refer to the report or audit letter for additional discussion of these issues, where applicable.

UNITED STATES SECURITIES AND EXCHANGE COMMISSION (SEC) RESERVES DEFINITIONS

On January 14, 2009, the United States Securities and Exchange Commission ("the Commission") published the "Modernization of Oil and Gas Reporting; Final Rule" in the Federal Register of National Archives and Records Administration (NARA). The "Modernization of Oil and Gas Reporting; Final Rule" includes revisions and additions to the definition section in Rule 4-10 of Regulation S-X, revisions and additions to the oil and gas reporting requirements in Regulation S-K, and amends and codifies Industry Guide 2 in Regulation S-K. The "Modernization of Oil and Gas Reporting; Final Rule", including all references to Regulation S-X and Regulation S-K, shall be referred to herein collectively as the "SEC Regulations". The SEC Regulations take effect with all filings made with the United States Securities and Exchange Commission as of December 31, 2009, or after January 1, 2010.

Reference should be made to the full text under Title 17, Code of Federal Regulations, Regulation S-X Part 210, Rule 4-10 (a) for the complete definitions, as the following definitions, descriptions and explanations rely wholly or in part on excerpts from the original document (direct passages excerpted from the aforementioned SEC document are denoted in italics herein).

PROVED RESERVES (SEC DEFINITIONS)

Securities and Exchange Commission Regulation S-X §229.4-10(a) (22) defines proved oil and gas reserves as follows:

Proved oil and gas reserves. *Proved oil and gas reserves are those quantities of oil and gas, which, by analysis of geoscience and engineering data, can be estimated with reasonable certainty to be economically producible—from a given date forward, from known reservoirs, and under existing economic conditions, operating methods, and government regulations—prior to the time at which contracts providing the right to operate expire, unless evidence indicates that renewal is reasonably certain, regardless of whether deterministic or probabilistic methods are used for the estimation. The project to extract the hydrocarbons must have commenced or the operator must be reasonably certain that it will commence the project within a reasonable time.*

(i) The area of the reservoir considered as proved includes:

(A) The area identified by drilling and limited by fluid contacts, if any, and

(B) Adjacent undrilled portions of the reservoir that can, with reasonable certainty, be judged to be continuous with it and to contain economically producible oil or gas on the basis of available geoscience and engineering data.

(ii) In the absence of data on fluid contacts, proved quantities in a reservoir are limited by the lowest known hydrocarbons (LKH) as seen in a well penetration unless geoscience, engineering, or performance data and reliable technology establishes a lower contact with reasonable certainty.

(iii) Where direct observation from well penetrations has defined a highest known oil (HKO) elevation and the potential exists for an associated gas cap, proved oil reserves may be assigned in the structurally higher portions of the reservoir only if geoscience, engineering, or performance data and reliable technology establish the higher contact with reasonable certainty.

(iv) Reserves which can be produced economically through application of improved recovery techniques (including, but not limited to, fluid injection) are included in the proved classification when:

(A) Successful testing by a pilot project in an area of the reservoir with properties no more favorable than in the reservoir as a whole, the operation of an installed program in the reservoir or an analogous reservoir, or other evidence using reliable technology establishes

the reasonable certainty of the engineering analysis on which the project or program was based; and

(B) The project has been approved for development by all necessary parties and entities, including governmental entities.

(v) Existing economic conditions include prices and costs at which economic producibility from a reservoir is to be determined. The price shall be the average price during the 12-month period prior to the ending date of the period covered by the report, determined as an unweighted arithmetic average of the first-day-of-the-month price for each month within such period, unless prices are defined by contractual arrangements, excluding escalations based upon future conditions.

SPE-PRMS RESERVES DEFINITIONS

In March 2007, the Society of Petroleum Engineers (SPE), World Petroleum Council (WPC), American Association of Petroleum Geologists (AAPG), and Society of Petroleum Evaluation Engineers (SPEE) jointly approved the "Petroleum Resources Management System" ("SPE-PRMS"). The SPE-PRMS consolidates, builds on, and replaces guidance previously contained in the 2000 "Petroleum Resources Classification and Definitions" and the 2001 "Guidelines for the Evaluation of Petroleum Reserves and Resources" publications.

The intent of the SPE, WPC, AAPG and SPEE in approving additional classifications beyond proved reserves is to facilitate consistency among professionals using such terms. In presenting these definitions, none of these organizations are recommending public disclosure of reserves classified as unproved. Public disclosure of the quantities classified as unproved reserves is left to the discretion of the countries or companies involved and should not be construed as replacing guidelines for public disclosures under the guidelines established by regulatory and/or other governmental agencies.

Reference should be made to the full SPE-PRMS for the complete definitions and guidelines as the following definitions, descriptions and explanations rely wholly or in part on excerpts from the SPE-PRMS document (direct passages excerpted from the SPE-PRMS document are denoted in italics herein).

UNPROVED RESERVES (SPE-PRMS DEFINITIONS)

The SPE-PRMS Section 2.2.2 and Appendix A define unproved oil and gas reserves as follows:

***Unproved oil and gas reserves**. Unproved Reserves are based on geoscience and/or engineering data similar to that used in estimates of Proved Reserves, but technical or other uncertainties preclude such reserves being classified as Proved. Unproved Reserves may be further categorized as Probable Reserves or Possible Reserves. Based on additional data and updated interpretations that indicate increased certainty, portions of Possible and Probable Reserves may be re-categorized as Probable and Proved Reserves.*

PROBABLE RESERVES (SPE-PRMS DEFINITIONS)

The SPE-PRMS Section 2.2.2 and Table 3 define probable oil and gas reserves as follows:

***Probable oil and gas reserves**. Probable Reserves are those additional reserves which analysis of geoscience and engineering data indicate are less likely to be recovered than Proved Reserves but more certain to be recovered than Possible Reserves. It is equally likely that actual remaining quantities recovered will be greater than or less than the sum of the estimated Proved plus Probable reserves (2P). In this context, when probabilistic methods are used, there should be at least a 50% probability that the actual quantities recovered will equal or exceed the 2P estimate.*

Probable Reserves may be assigned to areas of a reservoir adjacent to Proved where data control or interpretations of available data are less certain. The interpreted reservoir continuity may not meet the reasonable certainty criteria. Probable estimates also include incremental recoveries associated with project recovery efficiencies beyond that assumed for Proved.

POSSIBLE RESERVES (SPE-PRMS DEFINITIONS)

The SPE-PRMS Section 2.2.2 and Table 3 define possible oil and gas reserves as follows:

Possible oil and gas reserves*. Possible Reserves are those additional reserves which analysis of geoscience and engineering data indicate are less likely to be recoverable than Probable Reserves. The total quantities ultimately recovered from the project have a low probability to exceed the sum of Proved plus Probable plus Possible (3P), which is equivalent to the high estimate scenario. When probabilistic methods are used, there should be at least a 10% probability that the actual quantities recovered will equal or exceed the 3P estimate.*

Possible Reserves may be assigned to areas of a reservoir adjacent to Probable Reserves where data control and interpretations of available data are progressively less certain. Frequently, this may be in areas where geoscience and engineering data are unable to clearly define the area and vertical reservoir limits of commercial production from the reservoir by a defined project. Possible estimates also include incremental quantities associated with project recovery efficiencies beyond that assumed for Probable.

PETROLEUM RESERVES STATUS DEFINITIONS AND GUIDELINES

As Adapted From:
RULE 4-10(a) of REGULATION S-X PART 210
UNITED STATES SECURITIES AND EXCHANGE COMMISSION (SEC)

and

PETROLEUM RESOURCES MANAGEMENT SYSTEM (SPE-PRMS)
Sponsored and Approved by:
SOCIETY OF PETROLEUM ENGINEERS (SPE),
WORLD PETROLEUM COUNCIL (WPC)
AMERICAN ASSOCIATION OF PETROLEUM GEOLOGISTS (AAPG)
SOCIETY OF PETROLEUM EVALUATION ENGINEERS (SPEE)

Reserves status categories define the development and producing status of wells and reservoirs.

DEVELOPED RESERVES (SEC DEFINITIONS)

Securities and Exchange Commission Regulation S-X §229.4-10(a) (6) defines developed oil and gas reserves as follows:

Developed oil and gas reserves are reserves of any category that can be expected to be recovered:

(i) Through existing wells with existing equipment and operating methods or in which the cost of the required equipment is relatively minor compared to the cost of a new well; and

(ii) Through installed extraction equipment and infrastructure operational at the time of the reserves estimate if the extraction is by means not involving a well.

Developed Producing (SPE-PRMS Definitions)

While not a requirement for disclosure under the SEC regulations, developed oil and gas reserves may be further sub-classified according to the guidance contained in the SPE-PRMS as Producing or Non-Producing.

Developed Producing Reserves

Developed Producing Reserves are expected to be recovered from completion intervals that are open and producing at the time of the estimate.

Improved recovery reserves are considered producing only after the improved recovery project is in operation.

Developed Non-Producing

Developed Non-Producing Reserves include shut-in and behind-pipe reserves.

Shut-In

Shut-in Reserves are expected to be recovered from:

(1) completion intervals which are open at the time of the estimate but which have not yet started producing;
(2) wells which were shut-in for market conditions or pipeline connections; or
(3) wells not capable of production for mechanical reasons.

Behind-Pipe
Behind-pipe Reserves are expected to be recovered from zones in existing wells which will require additional completion work or future re-completion prior to start of production.

In all cases, production can be initiated or restored with relatively low expenditure compared to the cost of drilling a new well.

UNDEVELOPED RESERVES (SEC DEFINITIONS)

Securities and Exchange Commission Regulation S-X §229.4-10(a) (31) defines undeveloped oil and gas reserves as follows:

Undeveloped oil and gas reserves are reserves of any category that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion.

(i) Reserves on undrilled acreage shall be limited to those directly offsetting development spacing areas that are reasonably certain of production when drilled, unless evidence using reliable technology exists that establishes reasonable certainty of economic producibility at greater distances.

(ii) Undrilled locations can be classified as having undeveloped reserves only if a development plan has been adopted indicating that they are scheduled to be drilled within five years, unless the specific circumstances, justify a longer time.

(iii) Under no circumstances shall estimates for undeveloped reserves be attributable to any acreage for which an application of fluid injection or other improved recovery technique is contemplated, unless such techniques have been proved effective by actual projects in the same reservoir or an analogous reservoir, as defined in paragraph (a)(2) of this section, or by other evidence using reliable technology establishing reasonable certainty.

COOK INLET ENERGY, LLC
FIELD RANKING BY PROVED DISCOUNTED FUTURE NET INCOME
ATTRIBUTABLE TO CERTAIN LEASEHOLD INTERESTS
SEC PARAMETERS
AS OF JULY 31, 2014

	RANK	NET RESERVES (BARRELS) OIL/COND *(A)*	NET RESERVES (MMCF) GAS	$ FUTURE NET INCOME *(B)*	$ FUTURE NET INCOME DISC. AT 10.0%	PERCENT OF TOTAL	CUMULATIVE PERCENT OF TOTAL	TABLE NUMBER
WEST MCARTHUR RIVER	1							
TOTAL PROVED		4,447,625	0	292,729,085	207,266,501	46.304	46.304	173
REDOUBT SHOAL	2							
TOTAL PROVED		2,831,913	0	190,546,254	152,394,978	34.046	80.350	101
NORTH FORK	3							
TOTAL PROVED		0	23,995	100,209,568	73,518,741	16.424	96.774	14
WEST FORELAND	4							
TOTAL PROVED		0	2,480	16,860,912	14,175,213	3.167	99.941	163
THREE MILE CREEK	5							
TOTAL PROVED		0	96	336,681	262,915	0.059	100.000	158
TOTAL PROVED		7,279,537	26,571	600,682,500	447,618,348	100.000	100.000	

COOK INLET ENERGY, LLC
FIELD RANKING BY PROBABLE DISCOUNTED FUTURE NET INCOME
ATTRIBUTABLE TO CERTAIN LEASEHOLD INTERESTS
SEC PARAMETERS
AS OF JULY 31, 2014

	RANK	NET RESERVES (BARRELS) OIL/COND *(A)*	NET RESERVES (MMCF) GAS	$ FUTURE NET INCOME *(B)*	$ FUTURE NET INCOME DISC. AT 10.0%	PERCENT OF TOTAL	CUMULATIVE PERCENT OF TOTAL	TABLE NUMBER
NORTH FORK	1							
TOTAL PROBABLE		0	35,520	172,877,725	90,097,567	49.064	49.064	19
WEST MCARTHUR RIVER	2							
TOTAL PROBABLE		1,595,348	1,550	115,945,103	58,073,390	31.625	80.690	176
REDOUBT SHOAL	3							
TOTAL PROBABLE		660,166	0	50,449,854	35,460,044	19.310	100.000	105
TOTAL PROBABLE		2,255,514	37,070	339,272,681	183,631,002	100.000	100.000	

RYDER SCOTT COMPANY
PETROLEUM CONSULTANTS
TBPE FIRM LIC. NO. F-1580

COOK INLET ENERGY, LLC
FIELD RANKING BY POSSIBLE DISCOUNTED FUTURE NET INCOME
ATTRIBUTABLE TO CERTAIN LEASEHOLD INTERESTS
SEC PARAMETERS
AS OF JULY 31, 2014

	RANK	NET RESERVES (BARRELS) OIL/COND *(A)*	NET RESERVES (MMCF) GAS	$ FUTURE NET INCOME *(B)*	$ FUTURE NET INCOME DISC. AT 10.0%	PERCENT OF TOTAL	CUMULATIVE PERCENT OF TOTAL	TABLE NUMBER
NORTH FORK	1							
TOTAL POSSIBLE		0	58,841	308,794,969	124,309,386	62.779	62.779	22
WEST MCARTHUR RIVER	2							
TOTAL POSSIBLE		1,794,318	0	127,203,232	50,286,663	25.396	88.175	179
REDOUBT SHOAL	3							
TOTAL POSSIBLE		476,265	0	36,114,570	23,414,091	11.825	100.000	109
TOTAL POSSIBLE		2,270,583	58,841	472,112,771	198,010,140	100.000	100.000	

(A) EXCLUDES PLANT PRODUCTS
(B) BEFORE FEDERAL OR STATE INCOME TAXES

RYDER SCOTT COMPANY
PETROLEUM CONSULTANTS
TBPE FIRM LIC. NO. F-1580

COOK INLET ENERGY, LLC
SUMMARY OF GROSS AND NET RESERVES AND INCOME DATA
ATTRIBUTABLE TO CERTAIN LEASEHOLD INTERESTS
SEC PARAMETERS
AS OF JULY 31, 2014

		ESTIMATED REMAINING RESERVES				ESTIMATED FUTURE DOLLARS, $			
		100% GROSS		NET		GROSS REV		NET INCOME BEFORE FIT	
	RESV TYPE (A)	(BARRELS) OIL/COND(B)	(MMCF) GAS	(BARRELS) OIL/COND(B)	(MMCF) SALES GAS	AFTER PROD TAX	TOTAL DEDUCTION	UNDISC	DISCOUNT AT 10.00%
NORTH FORK									
SELDOVIA COUNTY, ALASKA									
NFU 14-25 (MIDDLE TYONEK)	PV-PD	0	2	0	1	8,446	7,758	688	686
NFU 14-25 (MIDDLE TYONEK)	PV-BP	0	1,908	0	1,530	10,556,329	191,277	10,365,052	9,110,815
NFU 14-25 (MIDDLE TYONEK)	PB-BP	0	1,456	0	1,168	8,056,739	743,268	7,313,470	5,071,142
NFU 14-25 (MIDDLE TYONEK)	PS-BP	0	1,277	0	1,024	7,063,630	652,133	6,411,497	3,729,762
NFU 22-35 (UPPER TYONEK)	PV-PD	0	4,874	0	3,908	26,967,876	2,220,856	24,747,020	19,054,419
NFU 23-25 (UPPER TYONEK)	PV-SI	0	0	0	0	0	0	0	0
NFU 23-25 ST1 (UPPER TYONEK)	PV-UD	0	1,999	0	1,603	11,059,911	3,294,790	7,765,121	6,196,377
NFU 23-25 ST1 (UPPER TYONEK)	PB-UD	0	1,457	0	1,168	8,061,176	745,248	7,315,927	4,907,147
NFU 23-25 ST1 (UPPER TYONEK)	PS-UD	0	1,449	0	1,162	8,016,914	739,206	7,277,707	4,052,683
NFU 32-35 (UPPER & MIDDLE TYONEK)	PV-PD	0	562	0	451	3,111,314	211,173	2,900,141	2,789,056
NFU 32-35 (UPPER & MIDDLE TYONEK)	PV-BP	0	1,999	0	1,603	11,059,911	2,499,780	8,560,131	6,581,125
NFU 32-35 (UPPER & MIDDLE TYONEK)	PB-BP	0	3,457	0	2,772	19,126,619	1,765,436	17,361,183	9,662,850
NFU 34-26 (UPPER & MIDDLE TYONEK)	PV-PD	0	445	0	357	2,460,515	232,624	2,227,892	2,120,129
NFU 34-26 (UPPER & MIDDLE TYONEK)	PV-BP	0	1,999	0	1,603	11,059,911	2,499,594	8,560,317	6,418,126
NFU 34-26 (UPPER & MIDDLE TYONEK)	PB-BP	0	3,457	0	2,772	19,126,619	1,766,038	17,360,582	9,423,182
NFU 41-35 (MIDDLE TYONEK)	PV-PD	0	46	0	37	253,386	63,519	189,867	186,581
NFU 41-35 (UPPER & MIDDLE TYONEK)	PV-BP	0	1,599	0	1,282	8,846,822	849,783	7,997,040	7,028,999
NFU 41-35 (UPPER & MIDDLE TYONEK)	PB-BP	0	2,384	0	1,912	13,190,009	1,218,243	11,971,766	8,056,959
NFU-07 (E1) (MIDDLE TYONEK)	PV-UD	0	1,282	0	1,028	7,092,949	5,934,274	1,158,676	431,517
NFU-07 (E1) (MIDDLE TYONEK)	PB-UD	0	178	0	143	984,824	90,195	894,629	706,981
NFU-07 (E1) (MIDDLE TYONEK)	PS-UD	0	1,634	0	1,310	9,040,467	834,856	8,205,611	5,748,942
NFU-08 (E2) (MIDDLE TYONEK)	PV-UD	0	1,637	0	1,313	9,057,065	6,114,721	2,942,344	1,750,705
NFU-08 (E2) (MIDDLE TYONEK)	PB-UD	0	2,062	0	1,653	11,408,472	1,053,590	10,354,882	6,619,807
NFU-08 (E2) (MIDDLE TYONEK)	PS-UD	0	1,073	0	860	5,936,610	547,079	5,389,531	2,811,033
NFU-09 (F1) (MIDDLE TYONEK)	PV-UD	0	1,640	0	1,315	9,073,664	6,115,865	2,957,799	1,704,288
NFU-09 (F1) (MIDDLE TYONEK)	PB-UD	0	0	0	0	0	0	0	0
NFU-09 (F1) (MIDDLE TYONEK)	PS-UD	0	2,886	0	2,314	15,967,435	1,474,642	14,492,793	8,519,318
NFU-10 (F5) (MIDDLE TYONEK)	PV-UD	0	1,067	0	856	5,903,414	5,823,635	79,779	(399,185)
NFU-10 (F5) (MIDDLE TYONEK)	PB-UD	0	476	0	382	2,633,576	243,063	2,390,513	1,711,673
NFU-10 (F5) (MIDDLE TYONEK)	PS-UD	0	5,210	0	4,178	28,825,480	2,660,730	26,164,750	13,191,553
NFU-11 (G1) (MIDDLE TYONEK)	PV-UD	0	1,999	0	1,603	11,059,911	6,299,946	4,759,965	2,758,121
NFU-11 (G1) (MIDDLE TYONEK)	PB-UD	0	953	0	764	5,272,684	487,051	4,785,633	2,831,485
NFU-11 (G1) (MIDDLE TYONEK)	PS-UD	0	2,885	0	2,313	15,961,902	1,473,428	14,488,475	6,746,225
NFU-12 (G2) (MIDDLE TYONEK)	PV-UD	0	2,091	0	1,677	11,568,921	6,346,168	5,222,753	2,948,067
NFU-12 (G2) (MIDDLE TYONEK)	PB-UD	0	1,257	0	1,008	6,954,631	642,520	6,312,112	3,499,990
NFU-12 (G2) (MIDDLE TYONEK)	PS-UD	0	2,885	0	2,313	15,961,902	1,474,218	14,487,684	6,215,177
NFU-13 (G3) (MIDDLE TYONEK)	PV-UD	0	3,047	0	2,443	16,858,203	6,836,055	10,022,148	5,474,221
NFU-13 (G3) (MIDDLE TYONEK)	PB-UD	0	0	0	0	0	0	0	0
NFU-13 (G3) (MIDDLE TYONEK)	PS-UD	0	3,731	0	2,992	20,642,585	1,905,896	18,736,689	7,692,923
NFU-14 (G4) (MIDDLE TYONEK)	PV-UD	0	1,729	0	1,386	9,566,076	6,161,654	3,404,422	1,709,412
NFU-14 (G4) (MIDDLE TYONEK)	PB-UD	0	1,999	0	1,603	11,059,911	1,021,619	10,038,292	5,214,801
NFU-14 (G4) (MIDDLE TYONEK)	PS-UD	0	2,605	0	2,089	14,412,740	1,330,371	13,082,370	5,095,304
NFU-15 (D1) (MIDDLE TYONEK)	PB-UD	0	1,460	0	1,171	8,077,774	6,024,660	2,053,114	865,789
NFU-15 (D1) (MIDDLE TYONEK)	PS-UD	0	1,634	0	1,310	9,040,467	834,868	8,205,600	4,372,302
NFU-16 (D2) (MIDDLE TYONEK)	PB-UD	0	1,316	0	1,055	7,281,062	5,952,022	1,329,040	417,349
NFU-16 (D2) (MIDDLE TYONEK)	PS-UD	0	1,457	0	1,168	8,061,176	743,430	7,317,746	3,888,013
NFU-17 (D3) (MIDDLE TYONEK)	PB-UD	0	2,739	0	2,196	15,154,125	6,676,868	8,477,256	4,087,741
NFU-17 (D3) (MIDDLE TYONEK)	PS-UD	0	300	0	241	1,659,817	153,519	1,506,298	691,168
NFU-18 (D4) (MIDDLE TYONEK)	PB-UD	0	2,739	0	2,196	15,154,125	6,678,029	8,476,096	3,953,534
NFU-18 (D4) (MIDDLE TYONEK)	PS-UD	0	1,160	0	930	6,417,957	591,520	5,826,437	2,448,450
NFU-19 (E5) (MIDDLE TYONEK)	PB-UD	0	2,260	0	1,812	12,503,951	6,433,659	6,070,292	2,736,064
NFU-19 (E5) (MIDDLE TYONEK)	PS-UD	0	2,560	0	2,053	14,163,768	1,307,372	12,856,395	5,102,076
NFU-20 (H1) (MIDDLE TYONEK)	PB-UD	0	2,952	0	2,367	16,332,595	6,786,571	9,546,024	4,147,083
NFU-20 (H1) (MIDDLE TYONEK)	PS-UD	0	355	0	285	1,964,116	181,685	1,782,432	717,659
NFU-21 (H2) (MIDDLE TYONEK)	PB-UD	0	3,664	0	2,938	20,271,892	7,150,287	13,121,605	5,372,574
NFU-21 (H2) (MIDDLE TYONEK)	PS-UD	0	1,256	0	1,007	6,949,098	641,349	6,307,749	2,122,642
NFU-22 (H3) (MIDDLE TYONEK)	PB-UD	0	4,019	0	3,223	22,236,009	7,331,599	14,904,410	5,808,245
NFU-23 (H4) (MIDDLE TYONEK)	PB-UD	0	4,013	0	3,218	22,201,286	7,321,352	14,879,935	5,614,507
NFU-24 (C1) (MIDDLE TYONEK)	PS-UD	0	1,637	0	1,313	9,057,065	6,114,774	2,942,291	1,028,955
NFU-25 (C2) (MIDDLE TYONEK)	PS-UD	0	1,637	0	1,313	9,057,065	6,116,401	2,940,665	994,355
NFU-26 (C3) (MIDDLE TYONEK)	PS-UD	0	3,477	0	2,788	19,237,273	7,054,136	12,183,138	4,258,075
NFU-27 (C4) (MIDDLE TYONEK)	PS-UD	0	3,477	0	2,788	19,237,273	7,053,959	12,183,314	4,118,775
NFU-28 (C5) (MIDDLE TYONEK)	PS-UD	0	4,193	0	3,362	23,198,702	7,421,993	15,776,709	4,996,461
NFU-29 (C6) (MIDDLE TYONEK)	PS-UD	0	4,193	0	3,362	23,198,702	7,420,515	15,778,187	4,836,092
NFU-30 (D6) (MIDDLE TYONEK)	PS-UD	0	4,900	0	3,929	27,109,847	7,776,676	19,333,171	5,538,730
NFU-31 (E6) (MIDDLE TYONEK)	PS-UD	0	4,167	0	3,341	23,054,851	7,406,846	15,648,005	4,491,591
NFU-32 (I1) (MIDDLE TYONEK)	PS-UD	0	3,307	0	2,652	18,296,711	6,968,255	11,328,455	3,266,343
NFU-33 (I2) (MIDDLE TYONEK)	PS-UD	0	4,019	0	3,223	22,236,009	7,331,546	14,904,463	4,032,965
NFU-34 (I3) (MIDDLE TYONEK)	PS-UD	0	4,019	0	3,223	22,236,009	7,331,599	14,904,410	3,899,842
Fixed Costs (Pipeline) PVPD	PV-PD	0	0	0	0	0	1,098,590	(1,098,590)	(669,307)
Fixed Costs (Pipeline) PVBP	PV-BP	0	0	0	0	0	555,509	(555,509)	(446,402)
Fixed Costs (Pipeline) PVUD	PV-UD	0	0	0	0	0	1,997,486	(1,997,486)	(1,229,010)
Fixed Costs (Pipeline) PBBP	PB-BP	0	0	0	0	0	435,502	(435,502)	(133,223)
Fixed Costs (Pipeline) PBUD	PB-UD	0	0	0	0	0	1,643,533	(1,643,533)	(478,112)

RYDER SCOTT COMPANY
PETROLEUM CONSULTANTS
TBPE FIRM LIC. NO. F-1580

COOK INLET ENERGY, LLC
SUMMARY OF GROSS AND NET RESERVES AND INCOME DATA
ATTRIBUTABLE TO CERTAIN LEASEHOLD INTERESTS
SEC PARAMETERS
AS OF JULY 31, 2014

		ESTIMATED REMAINING RESERVES				ESTIMATED FUTURE DOLLARS, $			
		100% GROSS		NET		GROSS REV		NET INCOME BEFORE FIT	
	RESV TYPE (A)	(BARRELS) OIL/COND(B)	(MMCF) GAS	(BARRELS) OIL/COND(B)	(MMCF) SALES GAS	AFTER PROD TAX	TOTAL DEDUCTION	UNDISC	DISCOUNT AT 10.00%
NORTH FORK (CONT.)									
SELDOVIA COUNTY, ALASKA									
Fixed Costs (Pipeline) PSBP	PS-BP	0	0	0	0	0	0	0	0
Fixed Costs (Pipeline) PSUD	PS-UD	0	0	0	0	0	1,667,604	(1,667,604)	(298,027)
PROVED PRODUCING		0	5,929	0	4,754	32,801,537	3,834,520	28,967,017	23,481,564
PROVED SHUT-IN		0	0	0	0	0	0	0	0
PROVED BEHIND PIPE		0	7,505	0	6,018	41,522,972	6,595,942	34,927,030	28,692,663
PROVED UNDEVELOPED		0	16,491	0	13,223	91,240,114	54,924,594	36,315,521	21,344,513
TOTAL PROVED		0	29,925	0	23,995	165,564,624	65,355,055	100,209,568	73,518,741
PROBABLE BEHIND PIPE		0	10,754	0	8,623	59,499,986	5,928,487	53,571,499	32,080,910
PROBABLE UNDEVELOPED		0	33,544	0	26,897	185,588,092	66,281,866	119,306,225	58,016,657
TOTAL PROBABLE		0	44,298	0	35,520	245,088,077	72,210,353	172,877,725	90,097,567
POSSIBLE BEHIND PIPE		0	1,277	0	1,024	7,063,630	652,133	6,411,497	3,729,762
POSSIBLE UNDEVELOPED		0	72,106	0	57,818	398,941,944	96,558,472	302,383,472	120,579,624
TOTAL POSSIBLE		0	73,383	0	58,841	406,005,574	97,210,605	308,794,969	124,309,386
REDOUBT SHOAL									
KENAI COUNTY, ALASKA									
REDOUBT UNIT 01 (HEMLOCK)	PV-PD	340,239	80	284,416	0	29,255,273	4,022,441	25,232,833	19,442,403
REDOUBT UNIT 01 (HEMLOCK)	PB-PD	55,059	13	46,025	0	4,734,186	701,932	4,032,254	2,054,622
REDOUBT UNIT 01 (HEMLOCK)	PS-PD	51,385	12	42,954	0	4,418,303	563,524	3,854,779	1,845,504
REDOUBT UNIT 02 (HEMLOCK)	PV-PD	992,962	238	830,049	0	85,379,436	7,146,488	78,232,947	58,589,351
REDOUBT UNIT 02 (HEMLOCK)	PB-PD	165,222	40	138,115	0	14,206,583	1,229,196	12,977,388	6,342,175
REDOUBT UNIT 02 (HEMLOCK)	PS-PD	146,751	35	122,674	0	12,618,319	1,019,963	11,598,357	4,949,188
REDOUBT UNIT 03GAS (TYONEK)	PV-PD	0	184	0	0	0	65,220	(65,220)	(63,552)
REDOUBT UNIT 03OIL (HEMLOCK)	PV-UD	496,981	119	415,442	0	42,732,682	11,276,636	31,456,047	23,676,588
REDOUBT UNIT 03OIL (HEMLOCK)	PB-UD	52,046	12	43,507	0	4,475,161	687,514	3,787,647	2,413,934
REDOUBT UNIT 03OIL (HEMLOCK)	PS-UD	45,280	11	37,851	0	3,893,347	534,303	3,359,044	2,112,910
REDOUBT UNIT 04GAS (TYONEK)	PV-PD	0	79	0	0	0	83,159	(83,159)	(80,461)
REDOUBT UNIT 04OIL (HEMLOCK)	PV-UD	606,468	146	506,966	0	52,146,902	11,758,661	40,388,241	29,370,493
REDOUBT UNIT 04OIL (HEMLOCK)	PB-UD	40,766	10	34,078	0	3,505,265	633,527	2,871,738	1,539,394
REDOUBT UNIT 04OIL (HEMLOCK)	PS-UD	32,770	8	27,394	0	2,817,753	474,432	2,343,321	1,287,260
REDOUBT UNIT 05A (HEMLOCK)	PV-PD	53,731	12	44,916	0	4,620,075	1,857,232	2,762,843	2,370,492
REDOUBT UNIT 05A (HEMLOCK)	PB-PD	10,693	2	8,938	0	919,393	456,697	462,696	314,656
REDOUBT UNIT 05A (HEMLOCK)	PS-PD	12,336	3	10,312	0	1,060,730	548,793	511,937	321,710
REDOUBT UNIT 06 (HEMLOCK)	PV-BP	338,699	83	283,129	0	29,122,870	6,101,071	23,021,799	17,599,769
REDOUBT UNIT 06 (HEMLOCK)	PB-BP	26,724	7	22,339	0	2,297,857	566,319	1,731,539	1,073,128
REDOUBT UNIT 06 (HEMLOCK)	PS-BP	23,010	6	19,235	0	1,978,541	427,719	1,550,822	969,362
REDOUBT UNIT 07 (HEMLOCK)	PV-PD	95,905	23	80,170	0	8,246,318	2,853,016	5,393,302	4,116,548
REDOUBT UNIT 07 (HEMLOCK)	PB-PD	61,124	15	51,095	0	5,255,703	730,962	4,524,741	3,402,705
REDOUBT UNIT 07 (HEMLOCK)	PS-PD	25,291	6	21,142	0	2,174,666	438,636	1,736,030	921,391
REDOUBT UNIT 09 (HEMLOCK)	PV-UD	459,131	110	386,825	0	39,789,149	(7,922,277)	47,711,426	39,808,003
REDOUBT UNIT 09 (HEMLOCK)	PB-UD	375,148	90	316,068	0	32,511,017	2,216,158	30,294,859	21,966,569
REDOUBT UNIT 09 (HEMLOCK)	PS-UD	231,098	55	194,703	0	20,027,339	1,412,708	18,614,631	13,293,231
ABANDONMENT BOND PAYMENTS	PV-PD	0	0	0	0	0	9,500,000	(9,500,000)	(7,322,696)
RU KUSTATAN OPERATIONS - PVPD	PV-PD	0	0	0	0	0	7,439,720	(7,439,720)	(4,703,471)
RU KUSTATAN OPERATIONS - PVBP	PV-BP	0	0	0	0	0	1,331,188	(1,331,188)	(926,629)
RU KUSTATAN OPERATIONS - PVUD	PV-UD	0	0	0	0	0	6,815,898	(6,815,898)	(4,644,035)
RU KUSTATAN OPERATIONS - PBPD	PB-PD	0	0	0	0	0	1,993,375	(1,993,375)	(710,096)
RU KUSTATAN OPERATIONS - PBBP	PB-BP	0	0	0	0	0	83,308	(83,308)	(29,948)
RU KUSTATAN OPERATIONS - PBUD	PB-UD	0	0	0	0	0	1,068,453	(1,068,453)	(381,710)
RU KUSTATAN OPERATIONS - PSPD	PS-PD	0	0	0	0	0	1,650,820	(1,650,820)	(506,270)
RU KUSTATAN OPERATIONS - PSBP	PS-BP	0	0	0	0	0	36,338	(36,338)	(11,215)
RU KUSTATAN OPERATIONS - PSUD	PS-UD	0	0	0	0	0	701,322	(701,322)	(215,379)
RU FIXED COSTS - PVPD	PV-PD	0	0	0	0	0	19,150,238	(19,150,238)	(12,033,552)
RU FIXED COSTS - PVBP	PV-BP	0	0	0	0	0	3,106,898	(3,106,898)	(2,108,333)
RU FIXED COSTS - PVUD	PV-UD	0	0	0	0	0	16,160,864	(16,160,864)	(10,695,939)
RU FIXED COSTS - PBPD	PB-PD	0	0	0	0	0	4,494,602	(4,494,602)	(1,599,464)
RU FIXED COSTS - PBBP	PB-BP	0	0	0	0	0	187,158	(187,158)	(67,213)
RU FIXED COSTS - PBUD	PB-UD	0	0	0	0	0	2,406,112	(2,406,112)	(858,708)
RU FIXED COSTS - PSPD	PS-PD	0	0	0	0	0	3,502,021	(3,502,021)	(1,073,455)
RU FIXED COSTS - PSBP	PS-BP	0	0	0	0	0	76,884	(76,884)	(23,718)
RU FIXED COSTS - PSUD	PS-UD	0	0	0	0	0	1,486,966	(1,486,966)	(456,426)

RYDER SCOTT COMPANY
PETROLEUM CONSULTANTS
TBPE FIRM LIC. NO. F-1580

COOK INLET ENERGY, LLC
SUMMARY OF GROSS AND NET RESERVES AND INCOME DATA
ATTRIBUTABLE TO CERTAIN LEASEHOLD INTERESTS
SEC PARAMETERS
AS OF JULY 31, 2014

		ESTIMATED REMAINING RESERVES				ESTIMATED FUTURE DOLLARS, $			
		100% GROSS		NET		GROSS REV		NET INCOME BEFORE FIT	
	RESV TYPE (A)	(BARRELS) OIL/COND(B)	(MMCF) GAS	(BARRELS) OIL/COND(B)	(MMCF) SALES GAS	AFTER PROD TAX	TOTAL DEDUCTION	UNDISC	DISCOUNT AT 10.00%
REDOUBT SHOAL (CONT.)									
KENAI COUNTY, ALASKA									
PROVED PRODUCING		1,482,837	616	1,239,550	0	127,501,102	52,117,515	75,383,586	60,315,061
PROVED BEHIND PIPE		338,699	83	283,129	0	29,122,870	10,539,157	18,583,713	14,564,807
PROVED UNDEVELOPED		1,562,580	375	1,309,233	0	134,668,734	38,089,781	96,578,953	77,515,110
TOTAL PROVED		3,384,116	1,074	2,831,913	0	291,292,706	100,746,452	190,546,254	152,394,978
PROBABLE PRODUCING		292,097	70	244,173	0	25,115,866	9,606,764	15,509,102	9,804,598
PROBABLE BEHIND PIPE		26,724	7	22,339	0	2,297,857	836,785	1,461,072	975,967
PROBABLE UNDEVELOPED		467,960	112	393,653	0	40,491,443	7,011,764	33,479,679	24,679,479
TOTAL PROBABLE		786,782	189	660,166	0	67,905,166	17,455,312	50,449,854	35,460,044
POSSIBLE PRODUCING		235,763	56	197,082	0	20,272,018	7,723,756	12,548,262	6,458,067
POSSIBLE BEHIND PIPE		23,010	6	19,235	0	1,978,541	540,941	1,437,600	934,429
POSSIBLE UNDEVELOPED		309,148	74	259,948	0	26,738,439	4,609,731	22,128,708	16,021,595
TOTAL POSSIBLE		567,921	136	476,265	0	48,988,998	12,874,428	36,114,570	23,414,091
THREE MILE CREEK									
TYONEK COUNTY, ALASKA									
TMC UNIT #1 (THREE MILE CK, BELUGA GAS	PV-PD	0	373	0	96	661,089	0	661,089	497,178
TMC UNIT #2 (THREE MILE CK, BELUGA GAS	PV-PD	0	0	0	0	0	0	0	0
TMC FIXED COSTS - PVPD	PV-PD	0	0	0	0	0	324,408	(324,408)	(234,263)
TOTAL PROVED PRODUCING		0	373	0	96	661,089	324,408	336,681	262,915
WEST FORELAND									
KENAI COUNTY, ALASKA									
WEST FORELAND 01 (9200' & 9400' SAND)	PV-SI	0	0	0	0	0	0	0	0
WEST FORELAND 02L (9200' SAND)	PV-PD	0	269	0	213	1,468,876	0	1,468,876	1,070,517
WEST FORELAND 02U (8500' SAND)	PV-PD	0	130	0	106	728,073	0	728,073	544,940
WEST FORELAND 03 (8500' SAND)	PV-BP	0	2,877	0	2,162	14,916,963	(3,725,000)	18,641,963	15,243,108
WF FIXED COSTS - PVPD	PV-PD	0	0	0	0	0	679,902	(679,902)	(430,969)
WF FIXED COSTS - PVBP	PV-BP	0	0	0	0	0	3,298,098	(3,298,098)	(2,252,382)
PROVED PRODUCING		0	399	0	318	2,196,949	679,902	1,517,047	1,184,487
PROVED SHUT-IN		0	0	0	0	0	0	0	0
PROVED BEHIND PIPE		0	2,877	0	2,162	14,916,963	(426,902)	15,343,865	12,990,726
TOTAL PROVED		0	3,275	0	2,480	17,113,912	253,000	16,860,912	14,175,213
WEST MCARTHUR RIVER									
KENAI COUNTY, ALASKA									
SWORD 1 (HEMLOCK & TYONEK)	PV-PD	1,226,607	429	1,052,429	0	109,878,525	16,017,744	93,860,781	63,205,313
SWORD 1 (HEMLOCK & TYONEK)	PB-PD	323,595	113	277,644	0	28,987,377	4,747,226	24,240,151	9,478,517
SWORD 1 (HEMLOCK & TYONEK)	PS-PD	431,197	151	369,967	0	38,626,291	5,716,955	32,909,336	10,803,226
SWORD 2 (HEMLOCK)	PV-UD	1,294,099	453	1,110,337	0	115,924,364	28,038,109	87,886,254	49,593,269
SWORD 2 (HEMLOCK)	PB-UD	332,307	35	285,119	0	29,767,804	4,802,909	24,964,895	8,944,060
SWORD 2 (HEMLOCK)	PS-UD	441,205	132	378,554	0	39,522,849	5,780,923	33,741,926	10,288,409
WEST MCARTHUR RIVER UNIT 07A (8500' S/	PB-UD	0	2,063	0	1,550	10,697,602	3,634,570	7,063,032	4,799,199
WEST MCARTHUR RIVER UNIT 07A (8500' S/	PS-UD	0	0	0	0	0	0	0	0
WEST MCARTHUR RIVER UNIT 2B (HEMLOC	PV-PD	448,657	0	370,843	0	38,717,777	3,741,121	34,976,656	29,984,899
WEST MCARTHUR RIVER UNIT 2B (HEMLOC	PB-PD	458,397	0	378,894	0	39,558,276	8,183,209	31,375,067	19,123,558
WEST MCARTHUR RIVER UNIT 2B (HEMLOC	PS-PD	465,774	0	384,991	0	40,194,919	5,854,275	34,340,644	16,781,518
WEST MCARTHUR RIVER UNIT 05 (HEMLOCI	PV-PD	702,623	0	580,762	0	60,634,302	12,533,789	48,100,513	31,602,455
WEST MCARTHUR RIVER UNIT 05 (HEMLOCI	PB-PD	328,938	0	271,888	0	28,386,337	4,718,191	23,668,147	8,832,097
WEST MCARTHUR RIVER UNIT 05 (HEMLOCI	PS-PD	332,082	0	274,486	0	28,657,650	5,019,681	23,637,969	6,275,655
WEST MCARTHUR RIVER UNIT 06 (HEMLOCI	PV-PD	736,242	0	608,550	0	63,535,466	12,742,200	50,793,265	32,428,977
WEST MCARTHUR RIVER UNIT 06 (HEMLOCI	PB-PD	312,908	0	258,638	0	27,003,059	4,618,820	22,384,239	7,826,718
WEST MCARTHUR RIVER UNIT 06 (HEMLOCI	PS-PD	320,886	0	265,232	0	27,691,465	4,950,273	22,741,192	5,640,935
WEST MCARTHUR RIVER UNIT 08 (HEMLOCI	PV-UD	876,769	0	724,704	0	75,662,528	10,076,473	65,586,055	48,479,754
WEST MCARTHUR RIVER UNIT 08 (HEMLOCI	PB-UD	149,008	0	123,165	0	12,858,965	3,602,750	9,256,215	4,477,625
WEST MCARTHUR RIVER UNIT 08 (HEMLOCI	PS-UD	146,495	0	121,087	0	12,642,066	3,869,169	8,772,897	4,054,766
WMRU KUSTATAN OPERATIONS - PVPD	PV-PD	0	0	0	0	0	8,221,839	(8,221,839)	(5,102,096)
WMRU KUSTATAN OPERATIONS - PVUD	PV-UD	0	0	0	0	0	3,866,602	(3,866,602)	(2,516,320)
WMRU KUSTATAN OPERATIONS - PBPD	PB-PD	0	0	0	0	0	1,771,147	(1,771,147)	(630,058)
WMRU KUSTATAN OPERATIONS - PBUD	PB-UD	0	0	0	0	0	198,334	(198,334)	(70,798)
WMRU KUSTATAN OPERATIONS - PSPD	PS-PD	0	0	0	0	0	1,146,158	(1,146,158)	(351,310)
WMRU KUSTATAN OPERATIONS - PSUD	PS-UD	0	0	0	0	0	123,412	(123,412)	(37,853)
WMRU FIXED COSTS - PVPD	PV-PD	0	0	0	0	0	42,026,014	(42,026,014)	(22,116,647)
WMRU FIXED COSTS - PVUD	PV-UD	0	0	0	0	0	34,359,986	(34,359,986)	(18,293,103)
WMRU FIXED COSTS - PBPD	PB-PD	0	0	0	0	0	17,418,317	(17,418,317)	(3,265,362)
WMRU FIXED COSTS - PBUD	PB-UD	0	0	0	0	0	7,618,844	(7,618,844)	(1,442,166)
WMRU FIXED COSTS - PSPD	PS-PD	0	0	0	0	0	20,663,117	(20,663,117)	(2,358,651)

RYDER SCOTT COMPANY
PETROLEUM CONSULTANTS
TBPE FIRM LIC. NO. F-1580

COOK INLET ENERGY, LLC
SUMMARY OF GROSS AND NET RESERVES AND INCOME DATA
ATTRIBUTABLE TO CERTAIN LEASEHOLD INTERESTS
SEC PARAMETERS
AS OF JULY 31, 2014

		ESTIMATED REMAINING RESERVES				ESTIMATED FUTURE DOLLARS, $			
		100% GROSS		NET		GROSS REV		NET INCOME BEFORE FIT	
	RESV TYPE (A)	(BARRELS) OIL/COND(B)	(MMCF) GAS	(BARRELS) OIL/COND(B)	(MMCF) SALES GAS	AFTER PROD TAX	TOTAL DEDUCTION	UNDISC	DISCOUNT AT 10.00%
WEST MCARTHUR RIVER (CONT.)									
KENAI COUNTY, ALASKA									
WMRU FIXED COSTS - PSUD	PS-UD	0	0	0	0	0	7,008,045	(7,008,045)	(810,033)
PROVED PRODUCING		3,114,129	429	2,612,584	0	272,766,070	95,282,706	177,483,363	130,002,901
PROVED UNDEVELOPED		2,170,867	453	1,835,041	0	191,586,892	76,341,170	115,245,721	77,263,600
TOTAL PROVED		5,284,996	882	4,447,625	0	464,352,962	171,623,877	292,729,085	207,266,501
PROBABLE PRODUCING		1,423,838	113	1,187,064	0	123,935,049	41,456,910	82,478,139	41,365,470
PROBABLE UNDEVELOPED		481,315	2,098	408,284	1,550	53,324,371	19,857,407	33,466,964	16,707,920
TOTAL PROBABLE		1,905,153	2,211	1,595,348	1,550	177,259,420	61,314,317	115,945,103	58,073,390
POSSIBLE PRODUCING		1,549,938	151	1,294,676	0	135,170,324	43,350,458	91,819,866	36,791,374
POSSIBLE UNDEVELOPED		587,700	132	499,641	0	52,164,915	16,781,549	35,383,366	13,495,289
TOTAL POSSIBLE		2,137,638	283	1,794,318	0	187,335,239	60,132,007	127,203,232	50,286,663
GRAND SUMMARIES									
PROVED PRODUCING		4,596,966	7,746	3,852,134	5,168	435,926,748	152,239,051	283,687,697	215,246,929
PROVED BEHIND PIPE		338,699	10,464	283,129	8,180	85,562,805	16,708,196	68,854,609	56,248,196
PROVED UNDEVELOPED		3,733,447	17,319	3,144,274	13,223	417,495,739	169,355,544	248,140,195	176,123,223
TOTAL PROVED		8,669,112	35,530	7,279,537	26,571	938,985,292	338,302,792	600,682,500	447,618,348
PROBABLE PRODUCING		1,715,935	183	1,431,237	0	149,050,915	51,063,673	97,987,241	51,170,068
PROBABLE BEHIND PIPE		26,724	10,761	22,339	8,623	61,797,843	6,765,272	55,032,571	33,056,878
PROBABLE UNDEVELOPED		949,275	35,754	801,937	28,447	279,403,906	93,151,037	186,252,868	99,404,056
TOTAL PROBABLE		2,691,934	46,698	2,255,514	37,070	490,252,663	150,979,982	339,272,681	183,631,002
POSSIBLE PRODUCING		1,785,701	207	1,491,759	0	155,442,342	51,074,214	104,368,128	43,249,441
POSSIBLE BEHIND PIPE		23,010	1,282	19,235	1,024	9,042,171	1,193,074	7,849,097	4,664,191
POSSIBLE UNDEVELOPED		896,848	72,312	759,589	57,818	477,845,298	117,949,752	359,895,546	150,096,508
TOTAL POSSIBLE		2,705,560	73,802	2,270,583	58,841	642,329,811	170,217,040	472,112,771	198,010,140

(A) RESERVE TYPES: PV = PROVED
PB = PROBABLE
PS = POSSIBLE

STATUS: PD = PRODUCING
BP = BEHIND PIPE
SI = SHUT IN
UD = UNDEVELOPED
DP = DEPLETED
PB = PAYBACK
NP = NON-PRODUCING

(B) EXCLUDES PLANT PRODUCTS